Exhibit 99.2

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

In re SYNOVUS FINANCIAL CORP.	:	Civil Action No. 1:09-CV-01811-JOF
:
:
This Document Relates To:	:
:
Miller v. Anthony, et al.	:
Derivative Action	:
Civil Action No. 1:09-CV-03069-JOF

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated as of November 14, 2012 (the “Stipulation”) is made and entered into by and among the following: (i) Plaintiff (as defined in ¶ 19(l)), on behalf of himself and derivatively on behalf of Synovus Financial Corp. (“Synovus” or “the Company”), Plaintiff’s Counsel (as defined in ¶ 19(m)), and (ii) the Defendants (as defined in ¶ 19(d)), by and through their respective counsel of record in the above-captioned shareholder derivative action (the “Action”). The Stipulation is intended by the Settling Parties (as defined in ¶ 19(p)) to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined in ¶ 19(n)), upon and subject to the terms and conditions hereof. The proposed settlement contemplated by this Stipulation is referred to herein as the “Settlement.”

FACTUAL BACKGROUND

1. The Action is a shareholder derivative action in which Plaintiff asserts claims on behalf of nominal corporate defendant Synovus, a Georgia corporation, against certain of its current and former directors and executive officers arising out of the directors’ and officers’ alleged breaches of fiduciary duty and unjust enrichment. The misconduct alleged in the Action primarily relates to the Company’s lending relationship with one of its largest customers, the Sea Island Company (“Sea Island”), and assertions that Defendants failed to fully disclose what they knew regarding Sea Island’s financial condition and the Company’s lending exposure regarding Sea Island.

2. On August 4, 2009, Charles K. Miller (“Plaintiff”) issued a litigation demand pursuant to Georgia law on Synovus’ Board of Directors (the “Board”) demanding that the Board investigate and commence an action against certain of the Company’s current and former directors and officers (“the Demand”). On or about October 26, 2009, Plaintiff’s Counsel received a letter from Synovus’ General Counsel informing Plaintiff that the Board “refused” the Demand.

3. On November 4, 2009, Plaintiff, by and through his attorneys, initiated the Action by filing a complaint on behalf of Synovus in the United States District Court for the Northern District of Georgia (Civil Action No. 1:09-cv-03069-JOF) against Defendants alleging claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets in connection with the Company’s lending relationship with Sea Island. Plaintiff further alleged that the Demand was wrongfully refused.

4. On December 1, 2009, the Court issued an order consolidating the Action (for discovery purposes only) with a putative federal securities class action that had also been filed in the United States District Court for the Northern District of Georgia against Synovus and certain of its present and former officers and directors by the City of Pompano Beach General Employees’ Retirement System (Civil Action No. 1:09-cv-01811-JOF), which asserted similar claims regarding the Company’s alleged failure to disclose the full extent of its lending exposure to Sea Island and what Synovus purportedly knew about Sea Island’s financial condition (“the Securities Action”).

5. On December 21, 2009, another putative shareholder derivative action styled Hubert Laux v. Richard E. Anthony et al., Civil Action No. 2009CV179215, was filed in the Superior Court of Fulton County, State of Georgia, which was based on the same facts and asserted similar breach of fiduciary duty claims as set forth in the Action. On July 17, 2010, the Superior Court stayed the State Court Action pending resolution of this Action.

6. On February 2, 2010, the Court issued an order appointing Plaintiff as “Lead Plaintiff” in the Action and The Weiser Law Firm, P.C. and Holzer, Holzer & Fistel, P.C. as “Lead Plaintiff’s Counsel” (“Plaintiff’s Counsel”). On April 6, 2010, the Court entered an agreed-upon scheduling order in the Action, which provided that the Defendants did not have an obligation to answer, move or otherwise respond to the Plaintiff’s initial complaint filed on November 4, 2009 until such time as the Court entered an order resolving any motions to dismiss filed in the Securities Action.

7. After the April 6, 2010 Order was entered, the Settling Parties began informally discussing the possibility of resolving the Action through settlement. These intermittent settlement discussions occurred throughout 2010 and 2011.

8. On March 23, 2012, the Court issued an order granting in part and denying in part the motions to dismiss filed in the Securities Action. As a result of this ruling, the parties to the Action submitted to the Court a proposed scheduling order, which was entered by the Court on April 18, 2012 and which provided for the submission of an amended complaint by Plaintiff.

9. On June 5, 2012, Plaintiff, by and through his attorneys, filed a Verified Amended Shareholder Derivative Complaint (“the Complaint”), alleging claims against Defendants for breach of fiduciary duty, unjust enrichment, abuse of control, and gross mismanagement in connection with the Company’s lending relationship with Sea Island and for breach of fiduciary duty with respect to the resignation of the Company’s former President and Chief Operating Officer (“COO”), Mr. Frederick L. Green III.

10. After the Complaint was filed, the Settling Parties continued their settlement discussions.

11. On July 25, 2012, the Defendants in the Action filed motions to dismiss Plaintiff’s Complaint for, among other things, failure to state a claim for relief and failure to make a pre-suit demand on the Board regarding certain of Plaintiff’s claims asserted in the Complaint.

12. Beginning in July 2012, Plaintiff’s Counsel received and reviewed tens of thousands of pages of documents produced by the Defendants. Then, over a period of approximately three months, the Settling Parties engaged in arm’s-length settlement negotiations, including numerous face-to-face and telephonic discussions, aimed at reaching a full and final Settlement of the claims asserted in the Action and the Demand.

13. On October 4, 2012, the Settling Parties participated in an in-person mediation session with Oscar N. Persons, Esq. of Burr & Forman LLP (the “Mediation”), who had been selected by counsel to serve as mediator for purposes of their ongoing settlement discussions. After the Mediation, the Settling Parties continued their discussions and worked together to memorialize the principal terms of the Settlement as set forth in the Stipulation.

14. Prior to issuing the Demand and initiating the Action, and during the pendency of the Action, Plaintiff’s Counsel conducted an investigation into the substance of the allegations and claims asserted, including reviewing tens of thousands of pages of paper and electronic documents produced by the Defendants, analyzing documents obtained through publicly available sources, and analyzing applicable case law and other authorities. Based on this investigation, an analysis of applicable law, the facts developed prior to and in discovery, and other events, Plaintiff’s Counsel and Plaintiff have concluded that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of the Settling Parties, Synovus, and Current Synovus Shareholders.

15. Synovus acknowledges that the issuance of the Demand and the initiation, prosecution, and Settlement of the Action were factors in the Company’s overall decision to enhance its corporate governance provisions, which resulted in the internal control process improvements summarized in Paragraph 20 below and in Exhibit A to this Stipulation, which have or will confer substantial benefits upon the Company and Current Synovus Shareholders.

16. Plaintiff has entered into the Stipulation and Settlement after taking into account, among other things: (a) the substantial benefits of the Settlement to Synovus and Current Synovus Shareholders, including the corporate governance reforms that Synovus has implemented and/or agreed to maintain as a result of the issuance of the Demand and the initiation, prosecution, and Settlement of the Action; (b) the risks of continued litigation; and (c) the conclusion of Plaintiff’s Counsel that the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Plaintiff, Synovus, and Current Synovus Shareholders.

17. The Settling Parties recognize that the Demand was issued and the Action was filed by Plaintiff and defended by the Defendants in good faith and that the Action is being voluntarily settled after advice of counsel. The Settling Parties believe that the terms of the Settlement are fair, reasonable, and adequate have benefited or will materially benefit Synovus and Current Synovus Shareholders. The Stipulation shall not be construed or deemed to be a concession by Plaintiff of any infirmity of any of the allegations or claims asserted in the Demand or the Action, nor shall it be construed or deemed to be evidence of or an admission or concession on the part of the Defendants with respect to any claim or of any fault, liability, wrongdoing, or damage whatsoever, or any infirmity in the defenses that the Defendants have or could have asserted.

18. The Defendants have denied, and continue to deny, any liability or wrongdoing with respect to any and all claims and contentions alleged in the Action, the Demand, the State Court Action, or otherwise by Plaintiff or Plaintiff’s counsel. The Defendants also have denied and continue to deny, inter alia, allegations that Plaintiff, Synovus, or its shareholders have suffered damages, or that Plaintiff, Synovus or its shareholders were harmed by the conduct alleged in the Action, in the Demand, or in the State Court Action. While maintaining their innocence of any fault or wrongdoing, and without conceding any infirmity in their defenses against the claims alleged in the Action, in the Demand, and in the State Court Action, the Defendants consider it desirable that this Action and the State Court Action be dismissed, subject to the terms and conditions specified herein, because the Settlement will eliminate the substantial burden, expense, inconvenience, and distraction of continued litigation and will dispel any uncertainty that may exist as a result of the pendency of the Action or the State Court Action.

TERMS OF THE STIPULATION AND

AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by Plaintiff (for himself and derivatively on behalf of Synovus) and the Defendants, by and through their respective counsel or attorneys of record, that, subject to approval of the Court pursuant to Fed. R. Civ. P. 23.1(c), the Released Claims (as defined in ¶ 19(n)) shall be completely, fully, finally, and forever compromised, settled and released, and the Action shall be dismissed with prejudice upon and subject to the terms and conditions set forth herein.

19. For purposes of this Stipulation:

a. The “Action” means Civil Action No. 1:09-cv-03069-JOF, styled as Miller v. Anthony, et al., which has been consolidated as In re Synovus Financial Corp., Civil Action No. 1:09-cv-1811-JOF, in the United States District Court for the Northern District of Georgia.

b. The “Court” means the United States District Court for the Northern District of Georgia, the Honorable J. Owen Forrester presiding.

c. “Current Synovus Shareholders” means all record and beneficial owners of Synovus common stock as of November 14, 2012 who continue to hold their shares through the date the Judgment is entered.

d. “Defendants” mean nominal corporate defendant Synovus (and any of its subsidiaries, affiliates, agents, successors and assigns) and the Individual Defendants (defined below).

e. “Defendants’ Counsel” means (i) Alston & Bird LLP and (ii) Chilivis, Cochran, Larkins & Beyer LLP.

f. “Effective Date” means the first date by which all of the events and conditions specified in Paragraph 29 below have occurred or have been satisfied.

g. “Fee Award” means the agreed-to sum to be paid to Plaintiff’s Counsel for their attorneys’ fees and expenses, the terms of which are detailed in Paragraphs 32 through 38, subject to Court approval, in recognition of the substantial benefits conferred upon Synovus and Current Synovus Shareholders by the issuance of the Demand and the filing, prosecution, and Settlement of the Action.

h. “Individual Defendants” means Richard E. Anthony, Daniel P. Amos, Gardiner W. Garrard, Jr., J. Neal Purcell, T. Michael Goodrich, Melvin T. Stith, James H. Blanchard, V. Nathaniel Hansford, Phillip W. Tomlinson, Richard Y. Bradley, Mason H. Lampton, William B. Turner, Jr., Frank W. Brumley, Elizabeth C. Ogie, James D. Yancey, Elizabeth W. Camp, H. Lynn Page, Frederick L. Green III, Thomas J. Prescott, Mark G. Holladay, and Alfred W. Jones III.

i. “Judgment” means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit D.

j. “Notice to Current Synovus Shareholders” or “Notice” means the Notice of Pendency and Proposed Settlement of Shareholder Action, substantially in the form of Exhibit C attached hereto.

k. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

l. “Plaintiff” means Charles K. Miller.

m. “Plaintiff’s Counsel” means: (i) The Weiser Law Firm, P.C., 22 Cassatt Ave, First Floor, Berwyn, Pennsylvania 19312; and (ii) Holzer Holzer & Fistel, LLC, 200 Ashford Center North, Suite 300, Atlanta, Georgia 30338.

n. “Released Claims” shall collectively mean all claims (including “Unknown Claims” as defined in ¶ 19(r)), demands, rights, actions or causes of action of every nature and description whatsoever, rights, liabilities, damages, losses, obligations, judgments, suits, matters, and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, that have been, could have been, or in the future could or might be asserted in the Action or in any court, tribunal, or proceeding (including, but not limited to, any claims arising under federal or state statute, rule, regulation, or principle of common law relating to alleged fraud, breach of fiduciary duty, bad faith, negligence, or gross negligence) by Plaintiff, Synovus, or by any Current Synovus Shareholder derivatively on behalf of Synovus, against any or all Released Persons, which have arisen, could have arisen, arise now, or hereafter arise out of, or relate in any manner to the claims, facts, events, transactions, acts, occurrences, statements, representations, misrepresentations, omissions, or failures to act that were alleged or could have been alleged in the Action, the Demand, the State Court Action, or any of the complaints filed at any time in the Action, or that relate to or pertain in any respect to (1) the Company’s lending relationship with Sea Island, any specific loans or lines of credit provided to Sea Island, and any losses ultimately suffered by the Company related thereto; (2) any review, approval, renewal, restructuring, monitoring, or oversight of loans or lines of credit extended to Sea Island or any alleged failure to engage in such activities; (3) the Company’s accounting and reporting for its loans or leases for the time period January 1, 2007 to the present, any impairment or reserve analyses employed regarding same, and the establishment and recording (or lack thereof) of any reserves or allowances for loan or lease losses for the same time period; (4) the resignation of Frederick L. Green III and the consulting agreement entered into between Mr. Green and Synovus; and (5) any disclosure obligations or alleged misstatements or omissions related to the foregoing. Notwithstanding the foregoing, the Released Claims do not include the federal securities law claims asserted in the Second Amended Class Action Complaint filed on June 27, 2011 in the Securities Action or any rights or claims that Synovus or its present or former officers and directors have or may have against any insurers or reinsurers or any right or claim that the Individual Defendants may have for indemnification by Synovus.

o. “Released Persons” means each and all of the Defendants and any of Synovus’ past or present directors, emeritus directors, officers, employees, agents, or representatives, including any of their families, employees, attorneys, accountants, financial advisors, insurers, consultants, agents, estates, partners, predecessors, successors, assigns, and heirs, and any entities in which any of the Defendants has a controlling interest.

p. “Settling Parties” means each of the Defendants, Plaintiff, individually on behalf of himself and derivatively on behalf of Synovus, and the Current Synovus Shareholders, derivatively on behalf of Synovus.

q. “Settlement Hearing” means a hearing by the Court to review this Stipulation and determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.

r. “Unknown Claims” means any Released Claims that any party granting a release does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Parties and Synovus shall expressly waive or shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code § 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his settlement with the debtor.

Upon the Effective Date, the Settling Parties and Synovus shall expressly waive, or shall be deemed to have, and by operation of the Judgment shall have, expressly waived, any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542. The Settling Parties or Synovus may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, the Settling Parties and Synovus, shall expressly settle and release or shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, whether known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge or shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

SETTLEMENT OF THE DERIVATIVE CLAIMS

20. Following the issuance of the Demand and the initiation, prosecution, and Settlement of the Action and, as part of the Company’s overall decision to enhance its corporate governance provisions, which resulted in certain internal control process improvements, Synovus and/or the Board adopted various remedial measures and enhancements, including but not limited to those set forth in Exhibit A hereto. These measures relate to the structure of the Company, the operations of its Board, and the Board’s and management’s review and oversight of credit related matters. Synovus agrees that, unless otherwise indicated therein, each of the corporate governance and compliance provisions set forth at Sections 1(a), 2(a)-(f), and 3(a)-(d) in Exhibit A shall be maintained and enforced for at least five (5) years from the Effective Date. Synovus further agrees that each of the corporate governance and compliance provisions set forth at Sections 4(a)-(e) in Exhibit A shall be maintained and enforced for at least five (5) years from the Effective Date, unless a majority of the independent directors serving on the Company’s Corporate Governance Committee determine that such provision is no longer in the best interests of shareholders and vote to eliminate or change the provision. Synovus likewise agrees that each of the remaining corporate governance and compliance provisions set forth at Section 4 of Exhibit A shall be maintained and enforced for at least five (5) years from the Effective Date, unless Synovus’ CEO decides in the exercise of his or her business judgment to change or discontinue these management-related provisions and promptly so advises the Corporate Governance Committee of the Board. Plaintiff believes that the corporate governance and process enhancements set forth in Exhibit A comprehensively address the allegations and issues that were or could have been raised in the Action and the Demand, and Defendants acknowledge that certain of these measures were implemented, in part, as a result of the issuance of the Demand and the initiation, prosecution, and Settlement of the Action. The Settling Parties further acknowledge that these corporate governance and process improvement measures have materially improved the manner in which Synovus is managed and governed and have or will substantially benefit Synovus and Current Synovus Shareholders.

21. The corporate governance and process improvement measures set forth at Exhibit A shall remain in effect for the periods set forth above or until such earlier time, if any, as the Company ceases to be a separately traded public corporation. Should any of the foregoing provisions violate any law, rule, regulation (including, but not limited to, New York Stock Exchange listing requirements), subsequently adopted amendments to the Company’s by-laws or articles of incorporation approved by the Company’s shareholders, or any regulatory directives or guidance, the Company may cease performing such provision.

22. Subject to the Court’s approval of the Settlement, Synovus shall use best efforts to obtain from the Company’s Directors and Officers liability insurance carrier(s), or get credit against its retention threshold, up to $900,000.00 in connection with the award to Plaintiff’s Counsel of the Fee Award as set forth in Paragraphs 32-38 below.

RELEASES

23. Upon the Effective Date (as defined in ¶ 19(f)), Plaintiff, Synovus, and Current Synovus Shareholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons.

24. Upon the Effective Date (as defined in ¶ 19(f)), each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiff, Plaintiff’s Counsel, and Synovus from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, settlement, or resolution of the Action or the Demand.

25. These releases shall not be construed to limit or release any claims to enforce the terms of this Stipulation.

SUBMISSION AND APPLICATION TO THE COURT;

SHAREHOLDER NOTICE

26. Within five (5) business days of the complete execution of this Stipulation, Plaintiff shall submit this Stipulation and its Exhibits to the Court and will apply to the Court for an order to be entered substantially in the form attached hereto as Exhibit B (the “Preliminary Order”), which shall include provisions:

a. scheduling the Settlement Hearing to obtain final Court approval of the Settlement, at which time the Court will consider: (i) whether the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Synovus and Current Synovus Shareholders; (ii) whether the Judgment should be entered dismissing the Action with prejudice as against Plaintiff, releasing the Released Claims, and enjoining prosecution of any and all Released Claims; (iii) the approval of an award of Plaintiff’s Counsel’s attorneys’ fees and expenses as provided for herein; (iv) any objections to the Settlement; and (v) such other relief as the Court may deem necessary and appropriate;

b. directing that the Notice be posted on Synovus’ website, published once in Investor’s Business Daily, and filed with the United States Securities and Exchange Commission, along with a copy of the Stipulation, as exhibits to a Current Report on Form 8-K and that such Notice procedures be implemented within ten (10) business days of the entry of the Preliminary Order; and

c. providing that publication and filing of the Notice substantially in the manner set forth in the Preliminary Order constitutes adequate notice to Current Synovus Shareholders pursuant to Fed. R. Civ. P. 23.1(c) and other applicable law.

27. Synovus shall bear all costs incurred in connection with the publication and filing of the Notice.

ORDER AND FINAL JUDGMENT AND DISMISSAL OF THE ACTION

28. If the Settlement is approved by the Court, Plaintiff will promptly request that the Court enter an Order and Final Judgment, substantially in the form attached hereto as Exhibit D (the “Judgment”), which, among other things, dismisses the Action with prejudice and, upon the Effective Date, permanently enjoins Plaintiff, Synovus, and any past or present Synovus shareholders from asserting against any of the Released Persons any Released Claims.

CONDITIONS OF SETTLEMENT, EFFECT OF DISAPPROVAL,

CANCELLATION, OR TERMINATION

29. The Effective Date of the Settlement shall be the date upon which all of the following have occurred: (a) the Court has entered the Preliminary Order; (b) the Court has entered the Judgment; (c) the Judgment has become Final, as defined in Paragraph 30 below; (d) the Settlement, including, without limitation, the corporate governance provisions set forth in Exhibit A, has been approved and adopted by the Board; (e) Synovus or its carrier has paid the Fee Award to Plaintiff’s Counsel pursuant to Paragraphs 32-38; and (f) the Action has been dismissed. If any of these conditions are not met, then the Stipulation shall terminate subject to Paragraph 31 unless the Settling Parties mutually agree in writing to proceed with the Settlement.

30. Subject to Paragraph 38 below, the Judgment shall be “Final” upon the later of: (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of such writ of review of the Judgment or, if such writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on writ of review to review the Judgment; or (c) if no appeal is filed, the expiration date for filing of any appeal from the Court’s Judgment.

31. If the Effective Date does not occur, then the Settling Parties shall be restored to their respective positions in the Action as of November 14, 2012. In such event, the terms and provisions of the Stipulation, with the exception of Paragraphs 35, 43-44, 46 and 50 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated nunc pro tunc.

PLAINTIFF’S COUNSEL’S AGREED-TO FEE AWARD

32. In recognition of the substantial benefits conferred upon Synovus and Current Synovus Shareholders as a result of the issuance of the Demand and the initiation, prosecution, and Settlement of the Action, Synovus, through its Board exercising its independent business judgment, shall, subject to the Court’s approval, pay Plaintiff’s Counsel an agreed-to award of attorneys’ fees and expenses in the total amount of $900,000.00 (the “Fee Award”). The Parties agree that this Fee Award is fair and reasonable in light of the substantial benefits conferred upon Synovus and Current Synovus Shareholders as a result of this Settlement.

33. The Fee Award shall be transferred to The Weiser Law Firm, P.C., as receiving agents for Plaintiff’s Counsel, within ten (10) business days after entry of the Preliminary Order, and shall be immediately releasable to Plaintiff’s Counsel upon entry of the Judgment. Notwithstanding the foregoing, the amount of the Fee Award is subject to the review and approval of the Court as set forth in Paragraph 26(a).

34. Payment of the Fee Award in the amount approved by the Court shall constitute final and complete payment for Plaintiff’s Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the issuance of the Demand, the filing and prosecution of the Action, and the resolution of the claims alleged therein. The Weiser Law Firm, P.C. shall be solely responsible for the distribution and allocation of the Fee Award to Plaintiff’s Counsel. Defendants and Defendants’ Counsel shall have no responsibility for the distribution of the Fee Award among Plaintiff’s Counsel. Defendants shall have no obligation to make any payment other than as provided herein to any Plaintiff’s Counsel.

35. The Order and Final Judgment shall include a provision setting forth that Plaintiff’s Counsel and their successors have a joint and several obligation to repay (within fifteen (15) business days) the amount of the Fee Award, or part thereof, paid by Synovus and/or its successor(s) or insurer(s) as a result of any failure to obtain final approval, final judgment, approval of the full amount of the Fee Award, or upon any appeal and/or further proceedings on remand, or successful collateral attack, which results in the Judgment or Fee Award being overturned or substantially modified (“Repayment”). The Weiser Law Firm, P.C. has the right to seek contribution from any or all Plaintiff’s Counsel in the event that Repayment occurs, and each of Plaintiff’s Counsel who receives any portion of the Fee Award is subject to the Court’s jurisdiction for the purposes of enforcing this paragraph. Any law firm that receives any portion of the Fee Award shall be required to return its share of the Fee Award to The Weiser Law Firm, P.C. within five (5) business days in the event that the Effective Date does not occur.

36. Except as otherwise provided herein, each of the Parties shall bear his, her, or its own costs.

37. In light of the benefits Plaintiff has created for all Current Synovus Shareholders, Plaintiff shall apply for a Court-approved incentive award in the amount of $5,000.00 (the “Incentive Award”). The Incentive Award shall be funded from the Fee Award to the extent that agreement is approved in whole or part. Defendants shall take no position on the Incentive Award.

38. The approval of the full Fee Award shall not impact this Stipulation or the Settlement contemplated hereby or affect or delay the finality of the Judgment. Similarly, any appeal from the Judgment solely relating to the Fee Award (whether approved in whole or in part) shall not modify, terminate, or cancel this Stipulation or the Settlement contemplated hereby or affect or delay the finality of the Judgment.

MISCELLANEOUS PROVISIONS

39. Each of the individuals executing the Stipulation on behalf of one or more of the Settling Parties warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of such party, and that it shall be binding on such party in accordance with its terms.

40. Each Defendant specifically disclaims any liability whatsoever relating to any of the Released Claims, expressly denies having engaged in, or threatened to engage in, any wrongful or illegal activity or having failed to act in any matter required by law or rule, or having violated, or threatened to violate, any law or regulation or duty, expressly denies that any person or entity has suffered any harm or damages as a result of such Defendant’s involvement with the Released Claims (or the events at issue therein), and such Defendant is making this Settlement (without conceding any infirmity in such Defendant’s defenses against the settled claims) solely to avoid the distraction, burden, and expense occasioned by litigation. Each Defendant believes such Defendant acted, at all times, in the best interest of the Company and its shareholders. The Court has made no findings that any Defendant has engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect.

41. The Settling Parties agree that the terms of the Settlement were negotiated in good faith by the Settling Parties, and reflect a Settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties request that the Judgment contain a finding that during the course of the Action, the Settling Parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar rules of professional conduct. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action were brought or defended in bad faith or without a reasonable basis.

42. The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

43. With the exception of the Notice to be provided pursuant to Paragraph 26(b), neither Defendants, Defendants’ Counsel, Plaintiff, or Plaintiff’s Counsel will issue any press release regarding the Settlement or make any other public statements inconsistent with terms of the Stipulation.

44. The provisions contained in this Stipulation, all negotiations, statements, and proceedings in connection therewith, and any act performed or document executed pursuant to or in furtherance of the Stipulation are not, will not be argued to be, and will not be deemed to be an admission of, or evidence of, the validity of any Released Claims, or of any wrongdoing or liability of the Defendants and/or the Released Persons and will not be deemed to be or used as an admission of, or evidence of, any fault or omission of any of the Defendants and/or the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. Defendants and the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

45. The Settling Parties (a) intend to consummate this Stipulation and the Settlement; (b) will use their reasonable best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective the Stipulation (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement); and (c) shall cooperate with one another in seeking the Court’s approval of this Stipulation and the Settlement and to use their best efforts to obtain Court approval of the Settlement and the dismissal of the Action with prejudice as to all Released Claims and without costs to any party (other than as set forth herein).

46. This Stipulation may not be amended, in whole or in part, except by an instrument in writing signed by all parties to the Stipulation or their respective successors-in-interest.

47. This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements, understanding, or representations. No representations, warranties, or inducements have been made to any party concerning the Stipulation other than expressly set forth herein. All of the Exhibits to the Stipulation are incorporated herein by reference as if set forth herein verbatim, and the terms of all Exhibits are expressly made part of this Stipulation.

48. Plaintiff’s Counsel are expressly authorized by Plaintiff to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and are expressly authorized to enter into any modifications or amendments to the Stipulation as they deem appropriate. The Stipulation may be executed in one or more counterparts. Each executed counterpart shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

49. The Settling Parties agree that the Fee Award and Release provisions of this Stipulation found at Paragraphs 23-25 and 32-38 will run to their respective successors-in-interest, and they further agree that any planned, proposed or actual sale, merger or change-in-control of Synovus shall not void these provisions, and that in the event of a planned, proposed or actual sale, merger or change-in-control of Synovus they will continue to seek final approval of this Stipulation expeditiously. The Settling Parties also agree that Synovus has already received adequate consideration for payment of the Fee Award.

50. This Stipulation shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Georgia, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Georgia without regard to choice of law principles. Any action relating to this Stipulation or the Settlement will be filed exclusively in the Court, and the Court retains jurisdiction over this matter.

IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of the 14th day of November, 2012.

/s/	/s/

HOLZER HOLZER & FISTEL, LLC

Corey D. Holzer

Michael I. Fistel, Jr.

Marshall P. Dees

William W. Stone

200 Ashford Center North

Suite 300

Atlanta, GA 30338

Telephone: 770/392-0090

770/392-0029 (fax)

THE WEISER LAW FIRM, P.C.

Robert B. Weiser

Brett D. Stecker

Jeffrey J. Ciarlanto

22 Cassatt Avenue

First Floor

Berwyn, PA 19312

Telephone: 610/225-2677

610/408-8062 (fax)

Co-Lead Counsel for Derivative

Lead Plaintiff

John L. Latham.

Georgia Bar No. 438675

Susan E. Hurd

Georgia Bar No. 379628

ALSTON & BIRD LLP

1201 West Peachtree Street

Atlanta, GA 30309-3424

Telephone: 404/881-7000

404/881-7777 (fax)

john.latham@alston.com

susan.hurd@alston.com

Counsel for Defendants Synovus Financial Corp., Richard E. Anthony, Frederick L. Green, III, Mark G. Holladay, Daniel P. Amos, Gardiner W. Garrard, Jr., J. Neal Purcell, T. Michael Goodrich, Melvin T. Stith, James H. Blanchard, V. Nathaniel Hansford, Phillip W. Tomlinson, Richard Y. Bradley, Mason H. Lampton, William B. Turner, Jr., Frank W. Brumley, Elizabeth C. Ogie, James D. Yancey, Elizabeth W. Camp, H. Lynn Page, and Thomas J. Prescott

/s/

Anthony L. Cochran

John D. Dalbey

Todd Swanson

CHILIVIS, COCHRAN, LARKINS & BEYER LLP

3127 Maple Drive, N.E.

Atlanta, GA 30305

Telephone: 404/233-4171

404/261-2842 (fax)

alc@cclblaw.com

jdd@cclblaw.com

tswanson@cclblaw.com

Counsel for Defendant Alfred W. Jones III

EXHIBIT A

1.	Centralization and Consolidation.

a.	Consolidated 30 individual bank charters into a single Synovus charter, which simplifies regulatory oversight, improves capital efficiency, enhances risk management, and increases opportunities for operational efficiency.

2.	Board Changes.

a.	Decreased the mandatory retirement age for directors to age 72.

b.	Reduced by two the number of current or former executives of Synovus serving on the Board.

c.	Appointed three new, independent directors with specific expertise in either Audit or Risk. Synovus will continue to maintain specific expertise on its Board in these areas.

d.	Eliminated the categories of “Emeritus Director” and “Advisory Director.”

e.	Established a Board-level Risk Committee that is chaired by a Risk Expert director as set forth in its charter, which is attached hereto as Exhibit 1 and which may be amended from time to time in the best interests of the Company’s shareholders. The Chairman of the Risk Committee will report to the full Board on a quarterly basis.

f.	Established annual training for directors on the Company’s insider trading policy.

3.	Board Matters Related to Loans and Credit.

a.	The Board and its Committees shall not approve loans, but will provide oversight of management’s lending and credit policies.

b.	The Risk Committee of the Board will review on a regular basis credit risks for the Company, which analysis at the present time involves a review of large borrower relationships as defined by the Committee, the Company’s total exposure regarding such loans, risk grade ratings assigned to large credits, and watch list and non-performing loans.

c.	The Audit Committee of the Board will review on a regular basis credit risk for the Company, which analysis at the present time involves a review of large substandard loans and large borrower concentrations as defined by the Committee, and risk grade ratings assigned to large loans. As set forth in the Committee’s charter attached hereto as Exhibit 2 and which may be amended from time to time in the best interests of the Company’s shareholders, the Audit Committee meets as often as necessary, but no less frequently than once a quarter, and the Chairman of Audit Committee reports periodically to the full Board.

2

d.	The Corporate Governance Committee will evaluate over the next twelve (12) months whether it is in the best interests of the Company’s stockholders to merge the Risk Committee with the Credit Committee of the Board and to have the Risk Committee assume the Credit Committee’s responsibilities going forward.

4.	Management Changes.

a.	Created a management-level Credit Risk Committee to have responsibility for the lending function at Synovus and to oversee credit risk for the Company, which is composed of members of executive and senior management. The purpose of the Committee as set forth in its charter, which is attached hereto at Exhibit 3, is to, inter alia, review credit management reports, provide lending policies and guidance to better manage the loan function, and establish strategies to maintain acceptable levels of credit risk. The Credit Risk Committee meets at least quarterly or more often as needed. The Chairman of the Credit Risk Committee shall report to the Board’s Audit or Risk Committees on a quarterly basis.

3

b.	Strengthened Synovus’ credit policy and underwriting practices by building and staffing an independent regional credit structure that reports directly to the Bank’s Chief Credit Officer.

c.	Made significant progress in implementing Synovus’ enterprise risk management program, which has improved the Bank’s ability to monitor, report, and manage risk across the enterprise. The Chief Risk Officer of Synovus shall provide regular reports to the Risk Committee of the Board and the full Board.

d.	Implemented a centralized Retail Lending Center where consumer loans are processed, scored, and analyzed as well as commercial credit centers to underwrite commercial and small business loans.

e.	Created a management-level Operating Committee, whose membership is comprised of senior leaders in all functional areas of the Company, to provide a distinct forum to discuss timely decisions that impact the Company or its corporate strategy.

4

(f)	Created a new Chief Community Banking Officer responsible for sales, service, and product development strategy and delivery across the Synovus footprint. The Chief Community Banking Officer reports to Synovus’ Chief Banking Officer, who is a direct report to the CEO.

(g)	Increased the focus and visibility of the Human Resources and Credit functions by having the leaders in those areas report directly to the CEO. The CEO, in turn, shall summarize periodically the information provided to him by the leaders in Human Resources and Credit for the full Board.

(h)	Aligned the heads of Synovus Financial Management Services to report directly to the CEO, allowing the Chief Banking Officer to manage Synovus’ core banking services.

5

EXHIBIT B

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

In re SYNOVUS FINANCIAL CORP.	:	Civil Action No. 1:09-CV-01811-JOF
:
:
This Document Relates To:	:
:
Miller v. Anthony, et al.	:
Derivative Action	:
Civil Action No. 1:09-CV-03069-JOF

[PROPOSED] ORDER PRELIMINARILY APPROVING

SETTLEMENT, APPROVING NOTICE OF SETTLEMENT,

AND SETTING SCHEDULE

WHEREAS, the parties to the above-captioned derivative action (the “Action”), having applied for an Order to approve the proposed settlement of the Action, pursuant to Federal Rule of Civil Procedure 23.1, in accordance with the Stipulation of Settlement entered into by the Settling Parties dated as of November 14, 2012 (the “Stipulation”), and for the dismissal of the Action with prejudice upon the terms and conditions set forth in the Stipulation (the “Settlement”), and the Court having read and considered the Stipulation and accompanying documents, and all Settling Parties to the Stipulation having consented to the entry of this Order,

NOW, THEREFORE, this      day of             , 2012, upon application of the parties, IT IS HEREBY ORDERED as follows:

1. Except for the terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

2. The Settlement appears to be the product of serious, informed, and non-collusive negotiations, has no obvious deficiencies, provides substantial value to Synovus Financial Corp. (“Synovus” or the “Company”), and falls within the range of possible approval, and, therefore, merits the Court’s further consideration.

3. The Court preliminarily finds that the Settlement is fair, reasonable, adequate and in the best interests of the Company and Current Synovus Shareholders.

4. The Court has scheduled a Settlement Hearing, which will be held on                     , at              [a.m./p.m.], at      [address], to consider:

a. whether the terms and conditions of the Settlement are fair, reasonable, adequate, and in the best interests of Synovus and Current Synovus Shareholders;

2

b. whether a Judgment in the form submitted by the Settling Parties as an exhibit to the Stipulation, dismissing the Action with prejudice, releasing the Released Claims as to the Released Persons, and enjoining prosecution of any and all Released Claims as against the Released Persons, with each party to bear its, his, or her own costs except as otherwise provided, should be entered by the Court;

c. whether Plaintiff’s Counsel’s agreed-to Fee Award should be finally approved; and

d. whether the Incentive Award to Plaintiff should be finally approved; and

e. such other matters as the Court may deem necessary and appropriate.

5. The Court reserves the right to adjourn the Settlement Hearing or modify any of the dates set forth herein without further notice to Current Synovus Shareholders.

6. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Settling Parties and without further notice to Current Synovus Shareholders.

3

7. The Court approves, as to form and content, the Notice of Settlement of Derivative Action and Settlement Hearing (the “Notice”), attached as Exhibit C to the Stipulation, and finds that publication of the Notice on Synovus’ website, once in Investor’s Business Daily, and via a Form 8-K filed with the Securities and Exchange Commission meets the requirements of Federal Rule of Civil Procedure 23.1(c), the Due Process Clause of the Fourteenth Amendment of the United States Constitution, and any other applicable laws, and is the best notice practicable under the circumstances and shall constitute due and sufficient notice to all Persons entitled thereto.

8. All costs incurred in publishing the Notice shall be paid by the Company.

9. The Company shall undertake the administrative responsibility for providing Notice to the Current Synovus Shareholders as follows:

a. No later than ten (10) business days after entry of this Order, the Company shall cause a copy of the Notice to be published once in Investor’s Business Daily and to be posted on Synovus’ website;

b. No later than ten (10) business days after entry of this Order, the Company shall cause a copy of the Notice and the Stipulation to be filed with the United States Securities and Exchange Commission as an exhibit to a current report on Form 8-K; and

4

c. At least seven (7) calendar days prior to the Settlement Hearing, the Company’s counsel shall file with the Court and serve on Plaintiff’s Counsel proof, by affidavit or declaration, of such publication.

10. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation and the Settlement, are hereby stayed and suspended until further Order of this Court. Pending final determination of whether the Settlement should be approved, no Current Synovus Shareholder, either directly, representatively, or in any other capacity, shall commence, instigate, prosecute or participate in any way in the commencement, instigation, or prosecution of any action asserting any Released Claim against any Released Person.

11. All papers in support of the Settlement, the Fee Award, and/or the Incentive Award shall be filed with the Court and served at least twenty-one (21) calendar days prior to the Settlement Hearing.

12. Any Current Synovus Shareholder may object and/or appear and show cause, if he, she, or it has any concerns, why the Settlement should not be finally approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee Award or Incentive Award should not be finally approved; provided, however,

5

unless otherwise ordered by the Court, no Current Synovus Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee Award or Incentive Award unless that shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Synovus common stock through the date of the Settlement Hearing, including the number of shares of Synovus common stock held by the shareholder and the date(s) of purchase; and (c) any documentation in support of such objection; and (2) if a Current Synovus Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony. If a Current Synovus Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

6

Brett D. Stecker	Susan E. Hurd
THE WEISER LAW FIRM, P.C.	ALSTON & BIRD LLP
22 Cassatt Ave. Suite 100	1201 West Peachtree Street
Berwyn, PA 19312	Atlanta, GA 30309
Counsel for Plaintiff	Counsel for Defendants

Any Current Synovus Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, the Fee Award, or the Incentive Award, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to given.

13. If a Current Synovus Shareholder files a written objection and/or a written notice of intent to appear as described in Paragraph 12 above, Plaintiff and/or Defendants in this Action shall file with the Court any briefs in response to these submissions no later than seven (7) calendar days prior to the Settlement Hearing.

7

14. Neither the Stipulation (including any exhibits attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, the validity of any Released Claims, or of any fault, wrongdoing or liability of any Released Persons; or (b) is intended to be offered or received as evidence or used by any other Person in any other action or proceeding, whether civil, criminal, or administrative agency, or other tribunal. The Settling Parties, Plaintiff’s Counsel, Defendants’ Counsel, and any Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

15. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to Current Synovus Shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current Synovus Shareholders.

8

IT IS SO ORDERED.

DATE
THE HONORABLE JUDGE
J. OWEN FORRESTER
UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA

9

EXHIBIT C

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

In re SYNOVUS FINANCIAL CORP.	:	Civil Action No. 1:09-CV-01811-JOF
:
:
This Document Relates To:	:
:
Miller v. Anthony, et al.	:
Derivative Action	:
Civil Action No. 1:09-CV-03069-JOF

NOTICE OF SETTLEMENT OF DERIVATIVE ACTION

AND SETTLEMENT HEARING

TO:	ALL OWNERS OF SYNOVUS FINANCIAL CORP. (“SYNOVUS” OR “THE COMPANY”) COMMON STOCK AS OF NOVEMBER 14, 2012 (“CURRENT SYNOVUS SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THIS ACTON.

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTION, SHAREHOLDERS OF SYNOVUS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS. THIS ACTION IS NOT A “CLASS ACTION.” THUS THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE COURT HAS MADE NO FINDINGS OR DETEMINATIONS RESPECTING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

IF YOU WERE NOT THE BENEFICIAL OWNER OF SYNOVUS COMMON STOCK ON THE RECORD DATE, PLEASE TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

YOU ARE HEREBY NOTIFIED, pursuant to Federal Rule of Civil Procedure 23.1 and an Order of the U.S. District Court for the Northern District of Georgia (the “Court”), that a proposed settlement agreement (the “Settlement”) has been reached among Plaintiff,1 on behalf of himself and derivatively on behalf of Synovus, the Individual Defendants, and Synovus in connection with the shareholder derivative action entitled Miller v. Anthony, et al., Civil Action No. 1:09-CV-03069-JOF (the “Action”). The Settlement, if approved by the Court, would fully, finally and forever resolve the Action on the terms set forth in the Stipulation and summarized in this Notice, including the dismissal of the Action with prejudice.

[1]

For purposes of this Notice, the Court incorporates by reference the definitions in the Settling Parties’ Stipulation of Settlement (“Stipulation”) fully executed as of November 13, 2012 and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Stipulation. A copy of the Stipulation may be inspected at the Clerk of Court’s Office for the U.S. District Court for the Northern District of Georgia, Richard B. Russell Federal Building and Courthouse, 75 Spring Street, SW, Atlanta, GA 30303, and is also available for viewing on Synovus’ website at www.synovus.com.

2

As explained below, a hearing (the “Settlement Hearing”) shall be held before this Court on             , 2012 at             .m. to determine whether, inter alia, the Settlement is fair, reasonable, and adequate, and should be finally approved by the Court. You have the right to object to the Settlement in the manner provided herein. If you fail to object in the manner provided herein at least fourteen (14) calendar days prior to the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This Notice is not intended to be and should not be construed as an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the Settlement and of your rights as a Current Synovus Shareholder.

I.	BACKGROUND

This Action relates to claims of alleged misconduct, brought on behalf of Synovus, against certain of its current and former directors and executive officers concerning the Company’s lending relationship with one of its customers, the Sea Island Company (“Sea Island”), and assertions that Defendants failed to fully disclose what they knew about Sea Island’s financial condition and the Company’s lending exposure regarding Sea Island.

3

On August 4, 2009, Plaintiff issued a litigation demand pursuant to Georgia law on the Board of Directors of Synovus (the “Board”) demanding that the Board investigate and commence an action against certain of the Company’s current and former directors and officers (“the Demand”). On or about October 26, 2009, Plaintiff’s Counsel received a letter from Synovus’ General Counsel informing Plaintiff that the Board had decided to reject the Demand.

On November 4, 2009, Plaintiff, by and through his attorneys, initiated the Action by filing a complaint on behalf of Synovus in the United States District Court for the Northern District of Georgia against Defendants alleging claims for breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets in connection with the Company’s lending relationship with Sea Island. Plaintiff further alleged that the Demand was wrongfully refused.

4

On December 1, 2009, the Court issued an order consolidating the Action for discovery purposes only with a putative federal securities class action that had also been filed in the United States District Court for the Northern District of Georgia against Synovus and certain of its present and former officers and directors by the City of Pompano Beach General Employees’ Retirement System (Civil Action No. 1:09-cv-01811-JOF), which asserted similar claims regarding the Company’s alleged failure to disclose the full extent of its lending exposure to Sea Island and what Synovus purportedly knew about Sea Island’s financial condition (“the Securities Action”).

On December 21, 2009, another putative shareholder derivative action styled Hubert Laux v. Richard E. Anthony et al., Civil Action No. 2009CV179215, was filed in the Superior Court of Fulton County, State of Georgia, which was based on the same facts and asserted similar breach of fiduciary duty claims as set forth in the Action (the “State Court Action”). On July 17, 2010, the Superior Court stayed the State Court Action pending resolution of this Action.

On February 2, 2010, the Court issued an order appointing Plaintiff as “Lead Plaintiff” in the Action and The Weiser Law Firm, P.C. and Holzer, Holzer & Fistel, P.C. as “Lead Plaintiff’s Counsel” (“Plaintiff’s Counsel”). On April 6, 2010, the Court entered an agreed-upon scheduling order in the Action, which provided that the Defendants did not have an obligation to answer, move or otherwise respond to the Plaintiff’s initial complaint filed on November 4, 2009 until such time as the Court entered an order resolving any motions to dismiss filed in the Securities Action.

5

On March 23, 2012, the Court issued an order granting in part and denying in part the motions to dismiss filed in the Securities Action. As a result of this ruling, the parties to the Action submitted to the Court a proposed scheduling order, which was entered by the Court on April 18, 2012 and which provided for the submission of an amended complaint by Plaintiff.

On June 5, 2012, Plaintiff, by and through his attorneys, filed a Verified Amended Shareholder Derivative Complaint (“the Complaint”), alleging claims against Defendants for breach of fiduciary duty, unjust enrichment, abuse of control, and gross mismanagement in connection with the Company’s lending relationship with Sea Island and for breach of fiduciary duty with respect to the resignation of the Company’s former President and Chief Operating Officer (“COO”), Mr. Frederick L. Green III.

On July 25, 2012, the Defendants in the Action filed motions to dismiss Plaintiff’s Complaint for, among other things, failure to state a claim for relief and failure to make a pre-suit demand on the Board regarding certain of Plaintiff’s claims asserted in the Complaint.

6

Beginning in July 2012, Plaintiff’s Counsel received and reviewed tens of thousands of pages of documents produced by the Defendants. Then, over a period of approximately three months, the Settling Parties engaged in arm’s-length settlement negotiations, including numerous face-to-face and telephonic discussions, aimed at reaching a full and final Settlement of the claims asserted in the Action and the Demand.

On October 4, 2012, the Settling Parties participated in an in-person mediation session with Oscar N. Persons, Esq. of Burr & Forman LLP (the “Mediation”), who had been selected by counsel to serve as mediator for purposes of their ongoing settlement discussions. After the Mediation, the Settling Parties continued their discussions and worked together to memorialize the principal terms of the Settlement as set forth in the Stipulation.

II.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff’s Counsel conducted an extensive investigation relating to the claims and the underlying events alleged in the Action including, but not limited to: (1) reviewing and analyzing Synovus’ public filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (2) drafting and filing the Demand and complaints in the Action; (3)

7

reviewing tens of thousands of pages of documents; (4) researching the applicable law with respect to the claims asserted in the Action and the potential defenses thereto; (5) researching corporate governance issues; (6) preparing detailed settlement memorandum and participating in the Mediation; and (7) engaging in extensive settlement discussions with Defendants’ Counsel and successfully resolving the Action.

Plaintiff’s Counsel believe that the claims asserted in the Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and solely in order to avoid the potentially protracted time, expenses, and uncertainty associated with continued litigation, including potential trial and appeals, Plaintiff has concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiff and Plaintiff’s Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Defendants through trial(s) and through possible appeal(s). Plaintiff’s Counsel also have taken into the account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Based on their

8

evaluation, Plaintiff and Plaintiff’s Counsel have determined that the Settlement is fair, reasonable, adequate and is in the best interests of Plaintiff, Synovus, and Current Synovus Shareholders, and have agreed to settle the Action upon the terms and subject to the conditions set forth herein and in the Stipulation.

III.	DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Defendants have denied, and continue to deny, any liability or wrongdoing with respect to any and all claims and contentions alleged in the Action, the Demand, the State Court Action or otherwise by Plaintiff or Plaintiff’s Counsel. The Defendants also have denied and continue to deny, inter alia, allegations that Plaintiff, Synovus, or Current Synovus Shareholders have suffered damages, or that Plaintiff, Synovus or Current Synovus Shareholders were harmed by the conduct alleged in the Action, the Demand, or the State Court Action. While maintaining their innocence of any fault or wrongdoing, and without conceding any infirmity in their defenses against the claims alleged in the Action, the Demand, and the State Court Action, the Defendants consider it desirable that this Action and the State Court Action be dismissed, subject to the terms and conditions specified herein, because the Settlement will eliminate the substantial burden, expense, inconvenience, and distraction of continued litigation and will dispel any uncertainty that may exist as a result of the pendency of the Action and the State Court Action.

9

IV.	THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable J. Owen Forrester on             , 2012 at             .m. at the U.S. District Court for the Northern District of Georgia, Richard B. Russell Federal Building and Courthouse, 75 Spring Street, SW, Atlanta, GA 30303 to determine: (i) whether the proposed Settlement, upon the terms set forth in the Stipulation, should be finally approved in all respects as fair, reasonable, and adequate; (ii) whether the Judgment approving the Settlement should be entered; (iii) whether Plaintiff’s Counsel’s agreed-to Fee Award should be finally approved; and (iv) whether the Incentive Award to Plaintiff should be finally approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing, or at any adjourned session thereof without further notice.

V.	THE SETTLEMENT

The terms and conditions of the proposed Settlement are set forth fully in Exhibit A to the Stipulation described above. The Stipulation has been filed with the Court and is also available for viewing on the website of Synovus at www.synovus.com. The following is only a summary of its terms.

10

Following the issuance of the Demand and the initiation, prosecution, and Settlement of the Action and, as part of the Company’s overall decision to enhance its corporate governance provisions, which resulted in certain internal control process improvements, Synovus and/or the Board adopted various remedial measures and enhancements, including but not limited to those set forth in Exhibit A to the Stipulation. These measures relate to the structure of the Company, the operations of its Board, and the Board’s and management’s review and oversight of credit related matters. Synovus agrees that, unless otherwise indicated in the Stipulation, each of the corporate governance and compliance provisions set forth in Exhibit A shall be maintained and enforced for at least five (5) years from the Effective Date. As explained in the Stipulation, some of the provisions set forth at Exhibit A are also subject to elimination or modification if (1) a majority of the independent directors serving on the Company’s Corporate Governance Committee determine that such provision is no longer in the best interests of shareholders and vote to eliminate or change the provision; or (2) Synovus’ CEO decides in the exercise of his or her business judgment to change or discontinue the management-related provisions and promptly so advises the

11

Corporate Governance Committee of the Board. Plaintiff believes that the corporate governance and process enhancements set forth in Exhibit A to the Stipulation comprehensively address the allegations and issues that were or could have been raised in the Action and the Demand, and Defendants acknowledge that these measures were implemented, in part, as a result of the issuance of the Demand and the initiation, prosecution, and Settlement of the Action. The Settling Parties further acknowledge that these corporate governance and process improvement measures have materially improved the manner in which Synovus is managed and governed and have or will substantially benefit, Synovus and Current Synovus Shareholders.

VI.	DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, the Settling Parties will jointly request entry of the Judgment by the Court, dismissing with prejudice all claims alleged by Plaintiff against the Individual Defendants in the Action.

Upon the Effective Date, Plaintiff, Synovus, and Current Synovus Shareholders, shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons.

12

Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiff, Plaintiff’s Counsel, and Synovus from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, settlement, or resolution of the Action or the Demand.

VII.	ATTORNEYS’ FEES AND EXPENSES

In recognition of the substantial benefits conferred upon Synovus and Current Synovus Shareholders as a result of the issuance of the Demand and the initiation, prosecution, and Settlement of the Action, Synovus, through its Board exercising its independent business judgment, shall, subject to the Court’s approval, pay Plaintiff’s Counsel an agreed-to award of attorneys’ fees and expenses in the total amount of $900,000.00 (the “Fee Award”). The Settling Parties agree that this Fee Award is fair and reasonable in light of the substantial benefits conferred upon Synovus and Current Synovus Shareholders as a result of this Settlement.

Additionally, in light of the benefits he has created for all Current Synovus Shareholders, Plaintiff shall apply for a Court-approved incentive award in the amount of $5,000.00 (the “Incentive Award”). The Incentive Award shall be funded from the Fee Award to the extent that agreement is approved in whole or part. Defendants shall take no position on the Incentive Award.

13

VIII.	THE RIGHT TO OBJECT AND/OR BE HEARD AT THE SETTLEMENT HEARING

Any Current Synovus Shareholder may object and/or appear and show cause, if he, she, or it has any concerns, why the Settlement should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee Award or Incentive Award should not be finally approved; provided, however, unless otherwise ordered by the Court, no Current Synovus Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee Award or Incentive Award, unless that shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of Synovus common stock through the date of the Settlement Hearing, including the number of shares of Synovus common stock held by the shareholder and the date(s) of purchase; and (c) any documentation in support of such objection; and (2) if a Current Synovus Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the

14

requirements of (1) above, filed with the Clerk of Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and a statement as to the subjects of their testimony. If a Current Synovus Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

Brett D. Stecker	Susan E. Hurd
THE WEISER LAW FIRM, P.C.	ALSTON & BIRD LLP
22 Cassatt Ave. Suite 100	1201 West Peachtree Street
Berwyn, PA 19312	Atlanta, GA 30309
Counsel for Plaintiff	Counsel for Defendants

Any Current Synovus Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement, the Fee Award, or the Incentive Award, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to given.

15

IX.	CONDITIONS FOR SETTLEMENT

The Effective Date of the Settlement shall be the date upon which all of the following have occurred: (a) the Court has entered the Preliminary Order; (b) the Court has entered the Judgment; (c) the Judgment has become Final; (d) the Settlement, including, without limitation, the corporate governance provisions set forth in Exhibit A to the Stipulation, has been approved and adopted by the Board; (e) Synovus or its carrier has paid the Fee Award to Plaintiff’s Counsel; and (f) the Action has been dismissed. If any of these conditions are not met, then the Stipulation shall terminate unless the Settling Parties mutually agree in writing to proceed with the Settlement.

The Judgment shall be “Final” upon the later of: (a) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of such writ of review of the Judgment or, if such writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (b) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on writ of review to review the Judgment; or (c) if no appeal is filed, the expiration date for filing of any appeal from the Court’s Judgment.

16

X.	EXAMINATION OF PAPERS AND INQUIRIES

This Notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action, reference is made to the Stipulation, which may be inspected at the Clerk of the Court’s Office, U.S. District Court for the Northern District of Georgia, Richard B. Russell Federal Building and Courthouse, 75 Spring Street, SW, Atlanta, GA 30303, during business hours of each business day. The Notice will also be available for viewing on Synovus’ website at www.synovus.com.

Any other inquiries regarding the Settlement or the Action should be addressed in writing to the following:

BRETT D. STECKER

THE WEISER LAW FIRM, P.C.

22 Cassatt Ave

Berwyn, PA 19312

Telephone: (610) 225-2677

Facsimile: (610) 408-8062

Counsel for Plaintiff

PLEASE DO NOT TELEPHONE THE COURT OR SYNOVUS

REGARDING THIS NOTICE.

17

EXHIBIT D

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF GEORGIA

ATLANTA DIVISION

In re SYNOVUS FINANCIAL CORP.	:	Civil Action No. 1:09-CV-01811-JOF
:
:
This Document Relates To:	:
:
Miller v. Anthony, et al.	:
Derivative Action	:
Civil Action No. 1:09-CV-03069-JOF

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came before the Court for hearing pursuant to the Court’s Order Preliminarily Approving Settlement, Approving Notice of Settlement, and Setting Schedule dated                      (the “Preliminary Order”), on the application of the Settling Parties for final approval of the settlement set forth in the Stipulation of Settlement dated November 14, 2012 (the “Stipulation”). Due and adequate notice having been given to Current Synovus Shareholders as required in said Preliminary Order, and the Court having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:

I. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

II. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

III. The Court finds that the Settlement set forth in the Stipulation is fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Settlement in all respects, finds that the Settlement set forth in the Stipulation provides substantial benefits to Synovus and Current Synovus Shareholders, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

IV. The Action, all claims contained therein, and the Released Claims are hereby ordered as compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Judgment. The Settling Parties are to bear their own costs, except as otherwise provided in the Stipulation.

V. Plaintiff, Synovus, and Current Synovus Shareholders, and anyone claiming through or for the benefit of any of them, are forever enjoined and permanently barred from asserting, instituting, commencing, prosecuting, assisting, instigating, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Released Claims against the Released Persons.

2

6. Upon the Effective Date, Plaintiff, on his own behalf and derivatively on behalf of Synovus and Synovus’ Current Stockholders shall be deemed to have fully, finally, and forever released, relinquished, and discharged all Released Claims against the Released Persons.

7. Upon the Effective Date, each of the Defendants and Synovus shall be deemed to have fully, finally, and forever released, relinquished, and discharged Plaintiff, and Plaintiff’s Counsel, from all claims arising out of, relating to, or in connection with the institution, prosecution, settlement, or resolution of the Action or the Demand.

8. Notwithstanding any other provision of this Order and Final Judgment to the contrary, nothing in this Order and Final Judgment shall be construed to (i) release, discharge, extinguish, or otherwise compromise any claims or potential claims that Synovus or any person who is or was a Defendant in the Action may have for indemnity or under or relating to any policy of liability or other insurance, (ii) release any insurer, co-insurer, or reinsurer from any obligation owed to Synovus or any person who is or was a Defendant in the Action for indemnity or coverage under or relating to any policy of liability or other insurance, or (iii) release any claims to enforce the terms of the Stipulation.

3

9. The Court finds that the Notice to Current Synovus Shareholders posted on Synovus’ website, published once in Investor’s Business Daily, and filed with the United States Securities and Exchange Commission, along with a copy of the Stipulation, as exhibits to a Current Report on Form 8-K, provided the best notice practicable under the circumstances of these proceedings and of the matters set forth therein, including the Settlement set forth in the Stipulation, to all Persons entitled to such notice, and said Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

10. The Court finds that during the course of the Action, the Settling Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11.

11. The Court finds that the Fee Award of $         and the Incentive Award of $         are fair and reasonable, in accordance with the Stipulation, and finally approves the Fee Award and Incentive Award. Plaintiff’s Counsel shall be solely responsible for the allocation of each counsel’s contribution to the initiation, prosecution, and/or resolution of the Action.

4

12. If the Effective Date does not occur, or if the award to Plaintiff’s Counsel of attorneys’ fees and expenses is reversed or modified on appeal, then the award of fees and expenses (or any portion disallowed) shall be refunded to Synovus or its carrier(s) by Plaintiff’s Counsel. The refund shall be made within ten (10) business days after written notification of such event is sent by Synovus’ counsel to Plaintiff’s Counsel. Each firm that receives any portion of the award of fees and expenses, and each partner or member of that firm, shall be jointly and severally liable for repayment should the award need to be refunded as set forth herein. In the event the refund is not made in a timely manner after written notification, Synovus shall be entitled to an award of all reasonable fees and expenses incurred by it in pursuing legal action to collect the refund. Each such Plaintiff’s Counsel’s law firm, as a condition of receiving a portion of the award of fees and expenses, on behalf of itself and each partner and/or shareholder, agrees that the law firm and its partners, members, and/or shareholders are subject to the jurisdiction of this Court for the purpose of enforcing the Stipulation.

13. Neither the Stipulation (including any exhibit attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way

5

as a presumption, a concession or an admission of, or evidence of, the validity of any Released Claims, or of any fault, wrongdoing or liability of the Individual Defendants or Synovus; or (b) is intended to be offered or received as evidence or used by any other Person in any other action or proceedings, whether civil, criminal, or administrative agency, or other tribunal. The Settling Parties or their counsel may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

14. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement; and (b) the Settling Parties for the purpose of construing, enforcing, and administering the Stipulation.

15. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58. The effectiveness of this Judgment and the obligations of Plaintiff, Synovus, and the Defendants under the Stipulation and the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the issue of the award of attorneys’ fees and expenses to Plaintiff’s Counsel.

6

16. If the Effective Date does not occur, then this Order and Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

IT IS SO ORDERED.

DATE
THE HONORABLE JUDGE
J. OWEN FORRESTER
UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA

7